UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Hartford Mutual Funds, Inc.

The Hartford Mutual Funds II, Inc.

Hartford Funds Exchange-Traded Trust

Lattice Strategies Trust

Hartford Series Fund, Inc.

(Name of Registrants as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Colleagues,

If you own shares in any Hartford Funds, please take a few minutes to vote your proxy as soon as possible.

Several intermediaries have begun sending proxy voting notifications to shareholders. If you’re enrolled in e-delivery, watch for an email with voting instructions. The process is quick and easy, typically taking less than two minutes to complete.

If you receive materials by regular mail, you can vote by:

•	Completing and returning the proxy card in the postage-paid envelope

•	Scanning the QR code provided in your materials

•	Visiting www.proxyvote.com and following the instructions included with your proxy package

•	Speaking to a live agent at 855-496-3017

Every vote counts and helps build early momentum as we march toward a successful outcome on November 5. Please don’t wait. Vote as soon as you receive your materials.

Thank you for your support and have a great Labor Day weekend.

Ernie Overholt